August 15, 2002

Caterpillar Financial Services Corporation
2120 West End Avenue
Nashville, Tennessee 37203-0001

Re:	Caterpillar Financial Services Corporation Registration Statement on Form S-3

Ladies and Gentlemen:

         At your request, we have examined the Registration Statement on Form S-3 (the “Registration Statement”), filed on July 24, 2002 with the Securities and Exchange Commission in connection with the registration under the Securities Act of 1933, as amended (the “Act”), of $4,000,000,000 aggregate principal amount of Debt Securities (the “Debt Securities”) of Caterpillar Financial Services Corporation, a Delaware corporation (the “Company”), and the Prospectus dated August 8, 2002 and the Prospectus Supplement dated August 15, 2002, relating to the offering by the Company of up to $3,500,000,000 aggregate principal amount of Debt Securities (the “Prospectus Supplement”), in the form to be filed with the Commission pursuant to its Rule 424(b).

         We have examined instruments, documents, and records that we deemed relevant and necessary for the basis of our opinion hereinafter expressed. Based on such examination, we are of the opinion that the discussion set forth under the heading “Certain United States Federal Income Tax Consequences” in the Prospectus Supplement correctly describes certain material United States federal income tax consequences of the ownership of Debt Securities as of the date hereof.

         Our opinion is limited to the tax matters specifically covered under the heading “Certain United States Federal Income Tax Consequences” in the Prospectus Supplement and we have not been asked to address, nor have we addressed, any other tax matters.

         We hereby consent to the reference to our name and our opinion under the heading “Certain United States Federal Income Tax Consequences” in the Prospectus Supplement and the filing of this opinion as an exhibit to the Registration Statement.

Very truly yours,

/s/ Orrick, Herrington & Sutcliffe LLP

ORRICK, HERRINGTON & SUTCLIFFE LLP